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                                                                         PCNBANK
Amended and Restated Discretionary Line of Credit Demand Note
(As-Offered Rate)

$100,000,000.00                                          As of November 15, 1996

FOR VALUE RECEIVED, ASSOCIATED INVESTMENTS, INC., a Delaware corporation (the "Borrower"), with an address at 300 Delaware Avenue, Suite 564, Wilmington, Delaware 19801, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 1600 Market Street, Philadelphia, Pennsylvania 19103, or at such other location as the Bank may designate from time to time, the principal sum of ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000.00) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate per annum as offered by the Bank in its sole discretion for the interest period requested, each as agreed upon in writing between the Borrower and the Bank. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Discretionary Advances. THIS IS NOT A COMMITTED LINE OF CREDIT AND ADVANCES UNDER THIS NOTE, IF ANY, SHALL BE MADE BY THE BANK IN ITS SOLE DISCRETION. NOTHING CONTAINED IN THIS NOTE OR ANY OTHER LOAN DOCUMENTS SHALL BE CONSTRUED TO OBLIGATE THE BANK TO MAKE ANY ADVANCES. THE BANK SHALL HAVE THE RIGHT TO REFUSE TO MAKE ANY ADVANCES AT ANY TIME WITHOUT PRIOR NOTICE TO THE BORROWER. The Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

3. Payment Terms. The outstanding principal amount of each advance shall be payable on the last day of the applicable interest period for such advance and ON DEMAND; provided, however, that Bank shall provide the Borrower four (4) business days prior written notice of demand, except in the event of (i) commencement of a bankruptcy, insolvency or similar proceeding by or against Borrower or against The Associated Group, Inc. (Borrower's parent), or (ii) acceleration of any other indebtedness for borrowed money of Borrower, in which event no such notice is required and Bank may make immediate demand for repayment hereunder. Accrued interest will be due and payable in the absence of demand on the last day of the applicable interest period, and if such interest period exceeds three (3) months, also on the last day of each three (3) month period following the date of the advance. THE BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK MAY AT ANY TIME AND IN ITS SOLE DISCRETION DEMAND PAYMENT OF ALL AMOUNTS OUTSTANDING UNDER THIS NOTE SUBJECT TO THE PRIOR NOTIFICATION PROVISIONS SET FORTH IN THE FIRST SENTENCE OF THIS PARAGRAPH.

Any payment of principal or interest under this Note must be received by the Bank by 2:00 p.m. prevailing Eastern Time on a business day in order to be credited on such date. If any payment under this Note shall become due on a

Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

4. Default Rate. From and after four (4) business days following written notice of demand, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) equal to two (2) percentage points above the Prime Rate but not more than the maximum rate allowed by law (the "Default Rate"). As used herein, "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest on this Note will change automatically without notice to the Borrower, effective on the date of any such change. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

5. Prepayment. The Borrower shall have the right to prepay at any time and from time to time, in whole or in part, without penalty, any advance hereunder which is accruing interest at a rate based upon a floating rate or at a fixed rate with an interest period of seven (7) days or less. If the Borrower prepays all or any part of any advance which is accruing interest at a fixed rate with an interest period of more than seven (7) days on other than the last day of the applicable interest period, the Borrower shall also pay to the Bank, on demand therefor, the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note.

6. Other Loan Documents. This Note is issued in connection with (i) the Letter Agreement between the Bank and the Borrower, dated as of November 14, 1996, (ii) the Amended and Restated Pledge Agreement executed by the Borrower in favor of the Bank, dated as of even date herewith, and (iii) the other documents referred to in the Letter Agreement, the terms of which are incorporated herein by reference (as such documents may be amended, modified, renewed or restated from time to time, the "Loan Documents"), and is secured by the property described in the Loan Documents.


7. Advance Procedures. A request for advance made by telephone must be received by the Bank prior to 2:00 p.m., prevailing Eastern Time for same-day advances, and must be promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, the interest rate and interest period for each advance, as well as the date and amount of each payment made by the Borrower.


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8. Yield Protection. The Borrower shall pay to the Bank, on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. The Bank's determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable on demand.

9. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, (a) all IRA, Keogh, and trust accounts, and (b) any of Borrower's custody accounts with PNC Bank Delaware (other than the custody account containing the collateral pledged to the Bank as security for this Note). Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

10. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

11. Amendment and Restatement. This Note amends and restates, and is in substitution for, that certain Discretionary Line of Credit Note in the principal amount of $100,000,000, payable to the order of the Bank and dated February 15, 1995 (the "Original Note"), and does not constitute a novation of the Original Note.

12. Waiver of Jury Trial. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

[CORPORATE SEAL]                       ASSOCIATED INVESTMENTS, INC.

Attest:___________________________     By: /s/ Keith C. Hartman

Print Name:_______________________     Print Name: Keith C. Hartman


Title:____________________________     Title: Assistant Secretary


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